UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 26, 2005

DUKE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-9044	35-1740409
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana		46240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry Into a Material Definitive Agreement.

Amendments to Duke Realty Corporation 2005 Non-Employee Directors Compensation Plan

On October 26, 2005, the Board of Director of Duke Realty Corporation amended the Duke Realty Corporation 2005 Non-Employee Directors Compensation Plan (the “Plan”) to (i) determine the number of shares of common stock granted to each non-employee director as base retainer by reference to a fixed dollar amount of $15,000 per quarter, as opposed to a fixed number of shares, (ii) increase from $25,000 to $35,000 the grant date dollar value of the annual restricted stock unit awards under the Plan, (iii) increase the fees paid for attendance at certain Board committee meetings from $500 to $1,000, and (iv) increase the supplemental retainer paid to the chair of the audit committee from $7,500 to $10,000.

A copy of the amendment to the Plan is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                  Financial Statements and Exhibits.

(c)   Exhibits

99.1	Amendment One to the Duke Realty Corporation 2005 Non-Employee Directors Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

	By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and Secretary

Dated: October 31, 2005